EXHIBIT A

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares, par value US$0.125, of 7 Days Group Holdings Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which, taken together, shall constitute one and the same instrument.

ACTIS LLP

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS CO-INVESTMENT PLAN LIMITED

By:	/s/ Sharon Alvarez
Name:	Sharon Alvarez
Title:	Director

ACTIS EMERGING MARKETS 3 LP

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS EMERGING MARKETS 3 “A” LP

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS EMERGING MARKETS 3 “C” LP

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS CHINA 3 S LP

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS CHINA 3 “A” LP

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS CHINA 3 LP

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS CHINA FUND 2, L.P.

By:	Actis LLP, its Manager

By:	/s/ Paul Owers
Name:	Paul Owers
Title:	Partner

ACTIS EXECUTIVE CO-INVESTMENT PLAN, L.P.

By:	Actis Co-Investment Plan Limited, its Manager

By:	/s/ Sharon Alvarez
Name:	Sharon Alvarez
Title:	Director

ACTIS FUND 3 CO-INVESTMENT POOL, L.P.

By:	Actis Co-Investment Plan Limited, its Manager

By:	/s/ Sharon Alvarez
Name:	Sharon Alvarez
Title:	Director

HAPPY TRAVEL LIMITED

By:	/s/ Gaetan Bouic
Name:	Gaetan Bouic
Title:	Director